UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 26, 2005 (April 22, 2005)
Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant's telephone number, including area code:   (724) 837-3000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On April 22, 2005, Allegheny Energy, Inc. (the “Company”) entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of July 24, 2003, as amended on September 23, 2003 (the “Indenture”), between the Company and Wilmington Trust Company, as trustee. The Indenture governs the terms of the Company’s 11 7/8% Notes due 2008 (the “11 7/8% Notes”).

        The Supplemental Indenture amends the Indenture by eliminating substantially all of the restrictive covenants contained in the Indenture, as described below (the “Amendments”). The Indenture provides that supplemental indentures of this type may be entered into upon receipt of consents from holders representing a majority in aggregate liquidation amount of the 11 7/8% mandatorily convertible preferred securities (the “Preferred Securities”) issued by Allegheny Capital Trust I (the “Trust”), a statutory business trust formed under the laws of the State of Delaware and a wholly-owned subsidiary of the Company. In order to amend the anti-layering covenant (Section 4.11) of the Indenture, consents from holders of not less than 75% in liquidation amount of the Preferred Securities is required. Prior to the execution of the Supplemental Indenture, the Company and the Trust solicited and received the required consents to the Amendments, including the amendment to the anti-layering covenant, in connection with their offer and consent solicitation (the “Offer and Consent Solicitation”) for any or all of the Preferred Securities. The Offer and Consent Solicitation expired at 12:00 midnight, New York City time, on April 20, 2005.

        The Amendments change the terms of the Indenture and the 11 7/8% Notes as follows:

    (a)        The Amendments delete affirmative covenants which previously required the Company and, in some circumstances, its restricted subsidiaries (as defined in the Indenture) to, among other things:

•	provide certain compliance certificates to the indenture trustee (Section 4.03);
•	maintain insurance in such amounts and covering such risks as is usually maintained by regulated electric utility companies (Section 4.08);
•	take all actions necessary to preserve their corporate existence (Section 4.09);
•	offer to repurchase the 11 7/8% Notes upon a change of control of the Company (Section 4.10);
•	comply with all applicable laws (Section 4.13);
•	cause their properties to be maintained and kept in good condition, repair and working order (Section 4.14);
•	insure that the obligations under the 11 7/8% Notes rank in right of payment at least pari passu with the Company's other unsecured and unsubordinated indebtedness (Section 4.16); and
•
file with the Securities and Exchange Commission all financial information and other reports whether or not it is required to file such information and reports under the Securities Exchange Act of 1934 (Section 4.21).

    (b)        The Amendments delete negative covenants which previously restricted the ability of the Company and, in some circumstances, its restricted subsidiaries to, among other things:

•	incur additional indebtedness (Section 4.04);
•	issue parent and subsidiary guarantees (Section 4.05);
•	enter into asset sales (Section 4.06);
•	incur or permit the existence of certain liens on their respective property or assets (Section 4.07);
•	incur indebtedness in violation of the anti-layering covenant (Section 4.11);
•	entering into any agreement that restricts the ability of the Company's restricted subsidiaries to dividend money or transfer assets to the Company (Section 4.12)
•	enter into transaction with affiliates (Section 4.15);
•	make any material change in the nature of their business (Section 4.17);
•	invest in other persons (Section 4.18);
•	make certain payments (Section 4.19);
•	terminate compliance with ERISA (Section 4.20); and
•	merge, consolidate or sell all or substantially all of their respective assets (Section 5.01).

    (c)        The Amendments delete as events of default under the Indenture provisions relating to (i) the failure of the Company to comply with its covenants and agreements in the Indenture, (ii) judgments, orders, decrees and bankruptcy proceedings against the Company or its restricted subsidiaries, and (iii) defaults under other agreements, indentures or instruments.

        There are no material relationships between Wilmington Trust Company and the Company or any of their respective affiliates, other than (a) Wilmington Trust Company’s service as trustee under the Indenture and the Supplemental Indenture; (b) Wilmington Trust Company’s services as institutional and Delaware trustee under the Amended and Restated Declaration of Trust, dated July 24, 2003, by and among the Trust, the Company, Wilmington Trust Company, as institutional trustee and Delaware trustee, and Jeffrey D. Serkes, as regular trustee; and (c) Wilmington Trust Company’s services as conversion agent for the Offer and Consent Solicitation.

        The Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
4.1	Supplemental Indenture, dated as of April 22, 2005, between Allegheny Energy, Inc. and Wilmington Trust Company.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2005	ALLEGHENY ENERGY, INC. By: /s/ Jeffrey D. Serkes —————————————— Name: Jeffrey D. Serkes Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Supplemental Indenture, dated as of April 22, 2005, between Allegheny Energy, Inc. and Wilmington Trust Company.